Exhibit 99.1

[Letterhead of The PMI Group, Inc.]

February 18, 2008

Mr. Steven Tynan

Chairman of the Board

RAM Holdings, Ltd.

RAM Reinsurance Company Ltd.

c/o High Ridge Capital, LLC

152 Harbor Road

Rye, NH 03870

Mr. Vernon Endo

Chief Executive Officer

RAM Holdings, Ltd.

RAM Reinsurance Company Ltd.

46 Reid Street

Hamilton, Bermuda

Dear Steve and Vern:

As mentioned in my voicemails regarding my upcoming medical procedure, I resign from the Boards of Directors of RAM Holdings Ltd. and RAM Reinsurance Company Ltd. effective immediately.

My thanks to everyone associated with RAM Re for all their efforts and my best wishes to all in the future.

Very truly yours,

/s/ Victor J. Bacigalupi
Victor J. Bacigalupi

VJB/mld

cc:	Victoria Guest
Brad Shuster